EXHIBIT 99.1

AGREE REALTY CORPORATION 31850 Northwestern Hwy. Farmington Hills, MI 48334	(248) 737-4190 Fax: (248) 737-9110

PRESS RELEASE — FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
(248) 737-4190

AGREE REALTY CORPORATION REPORTS SECOND QUARTER
2004 OPERATING RESULTS

Second Quarter 2004 Highlights:

Financial Information

•	Diluted FFO per share of $0.62

•	$0.485 per share quarterly dividend paid July 13, 2004

     FARMINGTON HILLS, MI (July 29, 2004) — Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended June 30, 2004. For the second quarter, funds from operations increased 17.6% to $4,451,000 compared with funds from operations in the second quarter of 2003 of $3,784,000. Diluted funds from operations per share were $0.62 per share compared with $0.73 per share for the second quarter of 2003. Net income increased to $3,057,000, or $0.47 per share on a diluted basis, compared with net income for the second quarter of 2003 of $2,374,000, or $0.53 per share. Total rental revenues increased 6.6% to $7,354,000, compared with total rental revenues of $6,896,000 in the second quarter of 2003. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

     For the six months ended June 30, 2004, funds from operations increased 17.5% to $8,721,000 compared with funds from operations for the six months ended June 30, 2003 of $7,421,000. Diluted funds from operations per share were $1.22 per share compared with $1.44 per share for the second quarter of 2003. Net income was $5,953,000, or $.92 per share on a diluted basis, compared with net income for the comparable period last year of $4,618,000, or $1.03 per share. Total rental revenues increased 7.2% to $14,698,000, compared with total rental revenues of $13,708,000 for the comparable period last year.

Funds from Operations

     Management considers Funds from Operations (“FFO”) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) to mean net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

Dividend

     We paid a cash dividend of $0.485 per share on July 13, 2004 to shareholders of record on June 30, 2004. The dividend is equivalent to an annualized dividend of $1.94 per share and represents a payout ratio of 78.2% of funds from operations for the quarter.

Portfolio Results

     At June 30, 2004, Agree Realty Corporation’s total assets were $193,971,000. At quarter end our portfolio consisted of 52 properties totaling 3,522,931 million square feet located in 14 states. The portfolio was 99% leased at the end of the quarter. During the quarter we commenced construction on a single tenant property located in Flint Township, Michigan. The budgeted cost for this project is $3,500,000 and we expect to complete the development in the fourth quarter 2004.

Annualized Base Rent of our Properties

The following is a breakdown of base rents in place at June 30, 2004 for each type of retail tenant:

National	$23,341,820	88%
Regional	1,985,713	8
Local	1,142,458	4

Total	$26,469,991	100%

Lease Expirations

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

			June 30, 2004
		Gross Leasable Area		Annualized Base Rent
	Number
Expiration	of Leases	Square	Percent		Percent
Year	Expiring	Footage	of Total	Amount	of Total
2004	10	29,959	.85%	$187,436	.71%
2005	19	151,367	4.30	851,599	3.22
2006	36	174,024	4.94	1,421,049	5.37
2007	13	68,330	1.94	458,597	1.73
2008	23	383,138	10.88	1,443,045	5.45
2009	8	157,990	4.48	686,281	2.59
2010	7	213,135	6.05	1,243,929	4.70
2011	6	178,903	5.08	1,116,688	4.22
2012	—	—	—	—	—
2013	1	51,868	1.47	492,746	1.86

Total	123	1,408,714	39.99%	$7,901,370	29.85%

Operating Partnership Units

     As of June 30, 2004 there were 673,547 operating partnership units outstanding.

     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fourteen (14) states and leased to major retail tenants.

     Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

     For additional information, visit the Company’s home page on the Internet at http://www.agreerealty.com

Agree Realty Corporation
Operating Results (in thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue
Minimum rents	$6,552	$6,052	$12,921	$11,984
Percentage rent	16	10	41	51
Operating cost reimbursements	689	721	1,540	1,440
Unconsolidated entities	97	113	194	231
Management fees and other	—	—	2	2

Total Revenue	7,354	6,896	14,698	13,708

Expenses
Real estate taxes	475	445	928	913
Property operating expenses	410	428	1,099	1,033
Land lease payments	185	185	370	370
General and administrative	663	567	1,296	1,123
Depreciation and amortization	1,087	1,003	2,170	2,009
Interest expense	1,159	1,675	2,263	3,259

Total Expenses	3,979	4,303	8,126	8,707

Income before minority interest
and discontinued operations	3,375	2,593	6,572	5,001
Minority interest expense	318	339	619	653

Income before discontinued operations	3,057	2,254	5,953	4,348
Income from discontinued operations	—	120	—	270

Net Income	$3,057	$2,374	$5,953	$4,618

Net Income — per share	$0.47	$0.53	$0.92	$1.03

Reconciliation of Funds from Operations
to Net Income
Net income	$3,057	$2,374	$5,953	$4,618
Depreciation of real estate assets	1,065	1,039	2,127	2,080
Amortization of leasing costs	11	14	22	29
Gain on sale of assets	—	—	—	—
Minority interest	318	357	619	694

Funds from Operations	$4,451	$3,784	$8,721	$7,421

Funds from Operations — per share	$0.62	$0.73	$1.22	$1.44

Weighted average number of shares
and “OP” units outstanding	7,146	5,156	7,147	5,156

Agree Realty Corporation
Consolidated Balance Sheets (in thousands)
(Unaudited)

	June 30,	Dec 31,
	2004	2003
ASSETS
Real estate investments, at cost	$230,997	$221,225
Accumulated depreciation	(40,593)	(38,476)
Cash and cash equivalents	199	1,004
Cash — restricted	—	4,310
Rents receivable	147	622
Investments in and advances to unconsolidated entities	324	330
Deferred costs, net of amortization	1,303	1,387
Other assets	1,594	1,284

Total Assets	$193,971	$191,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable	$54,906	$55,967
Construction loans	1,569	1,569
Notes payable	30,400	26,500
Other liabilities	5,162	5,640

Total Liabilities	92,037	89,676

Total Minority Interest	5,788	5,822

Common stock	1	1
Additional paid-in capital	109,174	108,252
Accumulated deficit	(11,548)	(11,228)
Unearned compensation	(1,481)	(837)

Total Stockholders’ Equity	96,146	96,188

	$193,971	$191,686